EXHIBIT 21

                   SUBSIDIARIES OF EDISON CONTROL CORPORATION

                             STATE OF          TRADE
NAME                         INCORPORATION     NAMES

Construction Forms, Inc.     Wisconsin         CF, ConForms, Construction
                                               Forms, CF Pipejoint, ConForms
                                               Europe, UTI, UT, Ultra Tech,
                                               ConForms Asia, South Houston
                                               Hose, SHH

JABCO, LLC                   Wisconsin         JABCO